SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2005

OSTEOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19278 (Commission File Number)	13-3357370 (IRS Employer Identification)

51 James Way Eatontown, New Jersey 07724
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code: (732) 542-2800

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders

         On May 26, 2005, Osteotech, Inc. amended and restated the rights agreement, dated as of February 1, 1996, between the Osteotech and Registrar and Transfer Company, as rights agent, as amended by Amendment No. 1 thereto dated March 25, 1999 (the “Rights Agreement”). The amended and restated rights agreement eliminates the continuing director or so-called “dead-hand” provisions. Previously, these provisions prevented the company from taking certain actions under the original rights agreement without the approval of a majority of the “Continuing Directors.” “Continuing Director” was defined to mean any director of the Company who was not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate (as those terms were defined in the Original Rights Agreement) and who either (1) was a director prior to February 12, 1996 or (2) subsequently became a director and whose nomination for election was recommended or approved by a majority of the Continuing Directors. As a result of the execution of the amended and restated rights agreement, actions which previously required approval by a majority of the “Continuing Directors” now only require the approval of a majority of the board of directors then in office.

         A copy of the Rights Agreement has been filed as Exhibit 1 to a Registration Statement on Form 8-A/A on May 26, 2005 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

4.3. Amended and Restated Rights Agreement, dated as of May 26, 2005, between Osteotech, Inc. and Registrar and Transfer Company, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form 8-A/A filed on May 26, 2005).

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2005	/s/ Michael J. Jeffries —————————————— By: Michael Jeffries Title: Executive Vice President, Chief Financial Officer, Secretary and Director